UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

Not Applicable
(I.R.S. Employer
Identification Number)
 800 West El Camino Real, Suite 350
Mountain View, California 94040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On November 30, 2022, Elastic N.V. (“Elastic” or the “Company”) issued a press release announcing its financial results for its second quarter ended October 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained herein and in the accompanying exhibit are “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 30, 2022, the Company committed to a plan to align its investments more closely with its strategic priorities by reducing the Company’s workforce by approximately 13% and implementing certain facilities-related cost optimization actions. Pursuant to this plan, Elastic intends to rebalance investments across all functions and to strategically reinvest some savings in key priority areas to drive growth. The Company expects to incur total pre-tax non-recurring charges of approximately $32 million to $36 million under the plan of which estimated charges in the range of $25 million to $28 million will consist of employee-related costs, including severance and other termination benefits, with the remaining costs related to the optimization of office space. The substantial majority of these charges will result in cash expenditures. The Company expects to incur the substantial majority of these charges during the third quarter of fiscal 2023 and expects to incur the remaining amount of these charges in future periods. The Company expects that the implementation of the workforce reductions and facilities cost optimization will be substantially completed by the end of the first quarter of fiscal 2024, although the timing of workforce reductions may vary by country based on local legal requirements. The foregoing estimates of the charges the Company expects to incur under the plan are subject to assumptions, including application of local legal requirements in various jurisdictions, and actual charges may differ from such estimates.

Forward-Looking Statements

Certain statements included in this report are forward-looking statements that are subject to risks and uncertainties, which include but are not limited to, statements regarding the size and scope of the plan described above, the approximate amount and expected timing of the related charge and our future growth. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to Elastic’s ability to achieve the expected benefits of the plan described above and to implement the plan within the expected time period and subject to incurrence of changes in the amounts estimated. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022 and any subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
99.1	Press Release dated November 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2022

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer and Chief Operating Officer